Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-50103, 333-15743, 333-17599, 333-31462, 333-34151, 333-41046, 333-47286, 333-50999, 333-57078, 333-58299, 333-70489, 333-72150, 333-72266, 333-72350, 333-72374, 333-90593, 333-99847-01, 333-102490-01, 333-108615, 333-122140, 333-123311, 333-125271, 333-131237 and 333-137387 on Form S-3, Registration Statement Nos. 333-19039-01 and 333-20611 on Form S-4, and Registration Statement Nos. 33-60913, 33-65501, 333-2551, 333-10179, 333-11613, 333-36839, 333-37709, 333-42018, 333-43960, 333-44015, 333-50589, 333-53549, 333-59616, 333-69108, 333-89299, 333,90422, 333-100810, 333-104811, 333-106636, 333-110635, 333-117283, 333-120739, 333-124180, 333-124184, 333-129196, 333-133369 and 333-134656 on Form S-8 of Wachovia Corporation, Registration Statement No. 333-15743-01 on Form S-3 of First Union Capital I, Registration Statement No. 333-15743-02 on Form S-3 of First Union Capital II, Registration Statement No. 333-15743-03 on Form S-3 of First Union Capital III, Registration Statement No. 333-19039 on Form S-4 of First Union Institutional Capital I, Registration Statement No. 333-20611-01 on Form S-4 of First Union Institutional Capital II, Registration Statement No. 333-90593-01 on Form S-3 of First Union Capital I, Registration Statement No. 333-90593-02 on Form S-3 of First Union Capital II, Registration Statement No. 333-90593-03 on Form S-3 of First Union Capital III, and Registration Statement No. 333-131237-01 on Form S-3 of Wachovia Capital Trust III of our reports dated March 3, 2006, relating to the consolidated financial statements of Golden West Financial Corporation and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in the current report on Form 8-K of Wachovia Corporation dated May 19, 2006.

/s/ DELOITTE & TOUCHE LLP

Oakland, California

October 2, 2006